Exhibit 32.2

Certification of Executive Vice President and Chief Administrative Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Books-A-Million, Inc. (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:

(i)           the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 9, 2010

/s/ Douglas G. Markham
Douglas G. Markham
Executive Vice President and Chief Administrative Officer